Exhibit 99.1

FOR IMMEDIATE RELEASE

Business Development Corporation of America II Commences Operations

NEW YORK, September 9, 2015 - Business Development Corporation of America II (“BDCA II”) announced today that as of September 8, 2015, BDCA II has received subscriptions in its initial public offering of shares of its common stock representing gross offering proceeds of at least $2.0 million, thereby meeting its minimum offering requirement, and admitted its initial public investors as stockholders. BDCA II is a publicly registered, non-traded business development company (“BDC”) whose investment objective is to generate both current income and to a lesser extent long-term capital appreciation predominately through investments in first lien, floating rate loans and, to a lesser extent, second lien, floating rate loans of U.S. companies that are syndicated and have a secondary trading market. BDCA II intends to accept subscriptions on a continuous basis and issue shares of common stock following its weekly closings.

Peter M. Budko, Chairman, Chief Executive Officer and President of BDCA II, commented, “We are very excited about BDCA II’s commencement of operations and the possibilities this creates for co-investments with Business Development Corporation of America (“BDCA”). We believe that this demonstrates the continued expansion of our platform and commitment to provide additional opportunities for retail investors to access best-in-class BDC management.”

About BDCA

BDCA is a publicly registered, non-traded BDC that invests in both the debt and equity of private middle market companies. BDCA is closed to new investments. This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities.

About BDCA II

A registration statement relating to the common stock of BDCA II was filed with and has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). These securities have not been approved or disapproved by the SEC or any state securities commission, nor have they passed upon the accuracy or adequacy of the prospectus. The offering of BDCA II’s common stock is being made solely by means of a written prospectus forming part of the effective registration statement. The prospectus, which is available at www.bdca2.com and www.sec.gov, may be obtained by calling 1-888-518-8073, and contains additional information about BDCA II. The prospectus should be read carefully by an investor, in order to understand and consider carefully all of the investment objectives, implications, risks, charges, and expenses of BDCA II before investing. This press release is neither an offer to sell nor a solicitation of an offer to buy these securities, which may only be made by the prospectus. No offers to sell nor solicitations of offers to buy these securities may be made in any state where the offer and sale is not permitted.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements, including statements with regard to the future performance of BDCA. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different.

Prospective investors should consider the investment objectives, risks, and charges and expenses of BDCA II carefully before investing. BDCA II’s prospectus contains information about these important issues as well as other information about BDCA II. A prospectus for BDCA II may be obtained by calling 877-373-2522 or writing us in care of: Realty Capital Securities, LLC, One Beacon Street, 14th Floor, Boston, MA 02108. You may also download a copy of BDCA II’s prospectus by going to www.bdca2.com. Please read the prospectus carefully before investing.

Contacts

Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com Ph: 484-342-3600	Andrew G. Backman Managing Director Investor & Public Relations abackman@rcscapital.com Ph: 212-415-6500	Katie P. Kurtz CFO, Treasurer & Secretary BDCA II kkurtz@arlcap.com Ph: 212-415-6500